UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – January 28, 2014

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (the “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed January 30, 2014 (the “Original Filing”), in which SIFCO Industries, Inc. (the “Company”) reported voting results for its Annual Meeting of Shareholders held on January 28, 2014, including the voting results for both the Company’s non-binding advisory votes to approve compensation of the Company’s executive officers and the Company’s non-binding advisory vote on the frequency of future advisory votes on executive compensation (the “Frequency Proposal”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 30, 2014, the Company reported in the Original Filing that a majority of the votes cast on the Frequency Proposal were cast in favor of conducting non-binding advisory votes on executive compensation every two years. After taking into consideration the shareholder vote on the Frequency Proposal and other factors, the Company’s Board of Directors determined that the Company will conduct non-binding advisory vote to approve the compensation of the Company’s executive officers every two years. Accordingly, the Company will include a non-binding advisory vote on executive compensation in its proxy materials every other year until the next shareholder vote on the frequency of such votes is held, which will be no later than the Company’s 2020 Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: June 3, 2014
/s/ Catherine M. Kramer
Catherine M. Kramer
Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)